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Exhibit (a)(1)(C)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                        DUFF & PHELPS CREDIT RATING CO.
                   (Not To Be Used For Signature Guarantees)

    This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Stock Certificates") evidencing shares of common stock, no par value (the "Shares"), of Duff & Phelps Credit Rating Co., an Illinois corporation (the "Company"), are not immediately available, (ii) if Stock Certificates and all other required documents cannot be delivered to Harris Trust Company of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary. See Section 2 of the Offer to Purchase.

                          THE DEPOSITARY FOR THE OFFER IS:

                        Harris Trust Company of New York

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              BY MAIL:                     BY HAND OR OVERNIGHT COURIER:
         Wall Street Station                      Receive Window
            P.O. Box 1023                        Wall Street Plaza
       New York, NY 10268-1023              88 Pine Street, 19th Floor
                                                New York, NY 10005
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                           BY FACSIMILE TRANSMISSION:
                        (FOR ELIGIBLE INSTITUTIONS ONLY)
                             (212) 701-7636 or 7637

                   FOR INFORMATION TELEPHONE (CALL COLLECT):
                                 (212) 701-7624

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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Ladies and Gentlemen:

    The undersigned hereby tenders to FSA Acquisition Corp., a Delaware corporation and an indirect, wholly owned subsidiary of Fimalac, a SOCIETE ANONYME organized and existing under the laws of the Republic of France, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 15, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in
Section 2 of the Offer to Purchase.

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Number of Shares:                          Name(s) of Record Holder(s):

Certificate Nos. (if available)

                                                     (PLEASE PRINT)

                                           Address(es):
                                                       (ZIP CODE)

Account Number:                            Company Area Code and Tel. No.:

Dated:                                     Area Code and Tel. No.:

                                           Signature(s):

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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a member in good standing of the Security Transfer Agents Medallion Program or the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a book-entry confirmation of a transfer of such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, with any required signature guarantees, or an Agent's Message, in the case of the Book-Entry-Transfer Facility and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

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Name of Firm:

                                               (Authorized Signature)

Address:                                       Name:
                                               (Please type or print)

                                               Title:
                 (Zip Code)

Area Code and Tel. No.:                        Date:

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NOTE:  DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. STOCK CERTIFICATES
       SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.